NAIC GROWTH FUND, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints THOMAS E. O'HARA and KENNETH S. JANKE, jointly and severally, proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the NAIC Growth Fund, Inc., to be held at the offices of the National Association of Investors Corporation, 711 West Thirteen Mile Road, Madison Heights, Michigan, on Thursday, April 19, 2007 at 2:00 o'clock in the afternoon, or at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote, and act with all the powers the undersigned would possess if personally present at the meeting.

This revocable proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made on an executed proxy, this proxy will be voted by the Proxies "FOR" the election as directors of the persons named in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.



ANNUAL MEETING OF SHAREHOLDERS OF

NAIC GROWTH FUND, INC


April 19, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
DIRECTORS NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x


1. The election of the nominees listed below as Directors fo the Fund to hold office until the next annual meeting and until their successors shall have been elected and qualifed:

Nominees:

Robert M. Bilkie  ()
Carl A. Holth	  ()
Peggy L. Schmeltz ()
Luke E. Sims      ()
Benedict J. Smith ()

[ ] FOR ALL NOMINEES
[ ] WITHOLD AUTHORITY FOR ALL NOMINEES
[ ] FOR ALL EXEPT (see instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" substitute, may exercise all of the powers hereby given and fill in the circle next to each nominee you wish to withhold, as shown here:


2. Ratification of the selection of PLANTE & MORAN, PLLC as independent registered public accountants for the Fund's year ending December 31, 2007.

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN


3. To approve the investment advisory agreement between the Fund and Sims Capital Management LLC, a federally registered investment adviser.

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN


4. In their discretion, for or against such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.


Unless otherwise directed herein, the proxy or proxies appointed hereby are authorized to vote "FOR" items 1, 2, and 3, to vote in their discretion with respect to all other matters which may come before the meeting.

If only one of the above-named proxies shall be present in person or by substitute at the Meeting, or any adjournment thereof, then that one, either in person or bysubsitute, may exercise all of the powers hereby given.

Any proxy or proxies heretofore given to vote such shares are hereby revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method.


Signature of Shareholder


Date:


Signature of Shareholder


Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.